Exhibit 2.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (this “Amendment”) is made and entered into as of the 1st day of May, 2015 (the “Effective Date”) by and among:

The following sellers (each, a “Seller” and jointly and severally, the “Sellers”), on the one hand:

CNL Lifestyle Properties, Inc., a Maryland corporation,

CLP Springfield MO Owner, LLC, a Delaware limited liability company,

CLP Chesterfield MO Owner, LLC, a Delaware limited liability company,

CLP Branson MO Owner, LLC, a Delaware limited liability company,

CLP Nevada MO Owner, LLC, a Delaware limited liability company,

CLP Springdale AR Owner, LLC, a Delaware limited liability company,

CLP Jonesboro AR Owner, LLC, a Delaware limited liability company,

CLP Fayetteville AR Owner, LLC, a Delaware limited liability company,

CLP TCV Owner, LLC, a Delaware limited liability company,

CLP Washington IL Owner, LLC, a Delaware limited liability company,

CLP Pekin IL Owner, LLC, a Delaware limited liability company,

CLP Sterling IL Owner, LLC, a Delaware limited liability company,

CLP Carmel IN Continuing Care Owner, LLC, a Delaware limited liability company,

CLP Denver CO Continuing Care Owner, LLC, a Delaware limited liability company,

CLP Alpharetta GA Owner, LLC, a Delaware limited liability company,

CLP Stockbridge GA Owner, LLC, a Delaware limited liability company,

CLP Fayetteville GA Owner, LLC, a Delaware limited liability company,

CLP Gainesville GA Owner, LLC, a Delaware limited liability company,

CLP Moline IL Assisted Living Owner, LLC, a Delaware limited liability company,

CLP Moline IL Memory Care Owner, LLC, a Delaware limited liability company,

CLP Carson City NV Owner, LLC, a Delaware limited liability company,

CLP Godfrey IL Owner, LLC, a Delaware limited liability company,

CLP Laurel Creek GA Owner, LLC, a Delaware limited liability company,

CLP Pioneer Village Senior Living, LLC, a Delaware limited liability company,

CLP Bozeman MT Senior Living, LLC, a Delaware limited liability company,

CLP Chateau Vestavia AL Senior Living, LLC, a Delaware limited liability company,

CLP Santa Clarita CA Senior Living, LLC, a Delaware limited liability company,

CLP Peoria AZ Senior Living, LLC, a Delaware limited liability company,

CLP Sun City Center FL Senior Living, LLC, a Delaware limited liability company,

CLP Portland OR Senior Living, LLC, a Delaware limited liability company,

CLP Cranston RI Senior Living, LLC, a Delaware limited liability company,

CLP Bakersfield CA Senior Living, LLC, a Delaware limited liability company,

CLP Wilmington NC Senior Living, LLC, a Delaware limited liability company,

CLP Modesto CA Senior Living, LLC, a Delaware limited liability company,

CLP Northridge CA Senior Living, LLC, a Delaware limited liability company,

CLP La Conner WA Senior Living, LLC, a Delaware limited liability company,

CLP Everett WA Senior Living, LLC, a Delaware limited liability company,

CLP Cumming GA Senior Living Owner, LLC, a Delaware limited liability company,

CLP Hoschton GA Senior Living Owner, LLC, a Delaware limited liability company,

CLP SHC Tenant TRS Corp., a Delaware corporation,

CLP Grand Victorian Tenant TRS Corp., a Delaware corporation,

CLP Fayetteville AR Tenant Corp., a Delaware corporation,

TCV Senior Living, LLC, a Delaware limited liability company,

CLP Georgia SL Tenant TRS Corp., a Delaware corporation,

CLP Moline IL Tenant TRS Corp., a Delaware corporation,

CLP Carson City NV Tenant TRS Corp., a Delaware corporation,

CLP Godfrey Tenant TRS Corp., a Delaware corporation, and

CLP Laurel Creek GA Tenant Corp., a Delaware corporation, and

Senior Housing Properties Trust, a Maryland real estate investment trust, together with assignees or designees thereof, on the other hand, as buyer (the “Buyer”).

RECITALS

A. Seller and Purchaser entered into a certain Purchase and Sale Agreement and Joint Escrow Instructions dated December 22, 2014 (the “Purchase Agreement”).

B. The Purchase Agreement contemplated that sale of each of the Properties would occur simultaneously.

C. The Tenant of the Property located in Wilmington, North Carolina (the “Wilmington Property”) delivered the notice attached hereto as Exhibit 1 (the “Notice of Suspension”) to the Parties after execution of the Purchase Agreement.

D. As a result of the Notice of Suspension, the Parties have determined that it is desirable to consummate the transactions contemplated by the Purchase Agreement by way of two Closings such that (A) the Acquisition with respect to each of the Properties other than the Wilmington Property and the Associated Property relating to each Property other than the Wilmington Property (the “First Closing Properties”) will take place on May 1, 2015 (the “First Closing”), and (B) the Acquisition with respect to the Wilmington Property and the Associated Property relating thereto (the “Second Closing”) shall take place in accordance with and subject to the terms and conditions of the Purchase Agreement, as amended by this Amendment (as so amended, the “Amended Agreement”).

E. Seller and Purchaser desire to amend the Purchase Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the provisions contained in the Amended Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Definitions. Capitalized terms that are used herein but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Representations.  The representations set forth in the Purchase Agreement are qualified by the matters set forth in the Notice of Suspension.  The Parties agree that the Notice of Suspension and the conditions described therein do not constitute a breach of any representation by any Seller, nor do they constitute a Seller Default; provided,  however, that Sellers represent that, as of the date hereof, no Seller has received a notice of default under any of the Loan Documents with respect to the Notice of Suspension or the conditions described therein.

3. Bifurcation of Closing.  The Parties agree that the First Closing shall take place on May 1, 2015 (the “First Closing Date”) and that, subject to the terms and conditions of the Amended Agreement, the Second Closing shall take place on the day that is three (3) Business Days after the date on which all of the Buyer Conditions Precedent (including, without limitation, the additional condition precedent set forth in Section 7 of this Amendment) are satisfied (the “Second Closing Date”); provided, however, that if  on the Second Closing Date, the Lender with respect to the Wilmington Property shall not have consented to (i) the transfer of the Wilmington Property to Buyer, (ii) the assumption of the Loans and Loan Documents relating to the Wilmington Property by Buyer on terms and conditions satisfactory to Buyer in its reasonable discretion, or (iii) any other applicable transactions contemplated by this Agreement, or such Lender shall not have executed and delivered all applicable documentation evidencing such consents, which documentation shall be satisfactory to Buyer in its reasonable discretion, then Buyer shall have the right to extend the Second Closing Date two (2) times, with the first such extension being until the day that is thirty (30) days after the previously scheduled Second Closing Date and the second such extension being until the day that is thirty (30) days after the previously scheduled Second Closing Date; and further provided that if, on the then scheduled Second Closing Date (as extended twice by the foregoing clauses), the consents of the applicable Lender (and documentation evidencing the same) referenced to above has not been obtained, then the Second Closing Date shall be further extended for an additional thirty (30) days.

4. Prorations. The Proration Date for the Second Closing shall be the day before the Second Closing Date.

5. Deposit.  At the First Closing, Three Million and No/100 Dollars ($3,000,000.00) of the Deposit (together with any interest accruing thereon from and after the First Closing Date, the “Second Closing Deposit”) shall be retained by Escrow Agent and shall be treated from and after the First Closing Date as the Deposit under the Purchase Agreement.  All other portions of the Deposit shall be applied against amounts due from Buyer at the First Closing.  At the Second Closing, the Second Closing Deposit shall be applied against the Wilmington Purchase Price.

6. Purchase Price.  The Purchase Price for the First Closing Properties shall be equal to the difference between the Purchase Price and the Allocated Purchase Price for the Wilmington Property as set forth on Exhibit D to the Purchase Agreement.  The Purchase Price for the Wilmington Property and the Associated Property relating thereto shall be the Allocated Purchase Price for the Wilmington Property as set forth on Exhibit D to the Purchase Agreement (the “Wilmington Purchase Price”).

7. Conditions to Closing.  In addition to the other Buyer Conditions Precedent set forth in the Purchase Agreement, it shall be a condition precedent to Buyer’s obligation to consummate the Second Closing that the order suspending admissions set forth in the Notice of Suspension be lifted and no longer be of any force or effect.  Notwithstanding anything contained herein or in the Purchase Agreement to the contrary, from and after the First Closing, the Buyer Conditions Precedent set forth in Sections 14.1(c) and 14.1(d) of the Purchase Agreement shall be limited such that they only relate to those representations, warranties, covenants and obligations relating to the Wilmington Property and the Associated Property relating thereto.  In the event that the Buyer Conditions Precedent, as modified by this Paragraph 7 is not satisfied on or before November 1, 2015, Buyer shall be entitled to terminate the Amended Agreement with respect to the Wilmington Property and the Associated Property relating thereto.  Upon such termination by Buyer, Buyer shall receive a refund of the Second Closing Deposit and the parties shall be relieved of all obligations under the Amended Agreement relating to the Wilmington Property and the Associated Property relating thereto.

8. Out of Pocket Expenses.  To the extent that Buyer terminates the Amended Agreement with respect to the Wilmington Property pursuant to Section 16.1(a)(2) of the Purchase Agreement, Sellers’ obligation to reimburse Buyer pursuant thereto shall not exceed the amount of Eighty-Five Thousand and No/100 Dollars ($85,000.00).

9. No Rescission Rights.  The Parties agree that neither Party shall have any right of rescission with respect to the First Closing Properties from and after the First Closing and that the First Closing shall in no way relieve the Parties of their obligations with respect to the Second Closing, notwithstanding anything to the contrary provided in the Purchase Agreement, including, without limitation, in Section 17.22 thereof.

10. Interpretation of Purchase Agreement from and after First Closing. The Parties agree that for the period after the First Closing and prior to the Second Closing, the Purchase Agreement shall, for purposes of all obligations contemplated to be performed prior to “Closing” under the Purchase Agreement, be interpreted as if the Purchase Agreement relates only to the Wilmington Property and the Associated Property relating thereto.  From and after the Second Closing, the Purchase Agreement shall be interpreted in such a manner as is consistent with a bifurcated closing, with the applicable closing date being applied with respect to the applicable Property.  Notwithstanding the fact that a Tenant Lease Estoppel for the Tenant Lease covering the Wilmington Property has been delivered in connection with the First Closing, if the Second Closing does not occur on or before June 1, 2015, Sellers shall deliver a new Tenant Lease Estoppel or a representation letter from the Company in accordance with Section 5.2(b) of the Purchase Agreement with respect to the Tenant Lease covering the Wilmington Property, which shall be dated no more than thirty (30) days prior to the Second Closing Date.

11. Full Force and Effect and Conflicts.  Except as modified by this Amendment, all of the terms of the Purchase Agreement shall remain in full force and effect, provided, however, that in the event of any conflict between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control.

12. Execution of Amendment.  A Party may deliver executed signature pages to this Amendment by facsimile or email transmission to the other Party, which facsimile or email copy shall be deemed to be an original executed signature page.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

13. Binding Effect.  Each and every term and provision of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, personal representatives and assigns.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

BUYER:

SENIOR HOUSING PROPERTIES TRUST,

a Maryland real estate investment trust

By: /s/ David J. Hegarty

Name: David J. Hegarty

Title: President

SELLERS:

CNL LIFESTYLE PROPERTIES, INC.,

a Maryland corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SPRINGFIELD MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CHESTERFIELD MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP BRANSON MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP NEVADA MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SPRINGDALE AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP JONESBORO AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP FAYETTEVILLE AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP TCV OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP WASHINGTON IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP PEKIN IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP STERLING IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CARMEL IN CONTINUING CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP DENVER CO CONTINUING CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP ALPHARETTA GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP STOCKBRIDGE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP FAYETTEVILLE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GAINESVILLE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP MOLINE IL ASSISTED LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP MOLINE IL MEMORY CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CARSON CITY NV OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GODFREY IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP LAUREL CREEK GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP PIONEER VILLAGE SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP BOZEMAN MT SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CHATEAU VESTAVIA AL SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SANTA CLARITA CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP PEORIA AZ SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SUN CITY CENTER FL SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP PORTLAND OR SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CRANSTON RI SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP BAKERSFIELD CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP WILMINGTON NC SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP MODESTO CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP NORTHRIDGE CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP LA CONNER WA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP EVERETT WA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CUMMING GA SENIOR LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP HOSCHTON GA SENIOR LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SHC TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GRAND VICTORIAN TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP FAYETTEVILLE AR TENANT CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

TCV SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GEORGIA SL TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP MOLINE IL TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CARSON CITY NV TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GODFREY TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP LAUREL CREEK GA TENANT CORP.,

a Delaware corporation

By: /s/ Tracy B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

The following exhibit to this agreement has been omitted.  The Company agrees to furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request.

EXHIBIT 1

Notice of Suspension